AGREEMENT


     THIS AGREEMENT is made and entered into as of the 10th day of February, 1995, by and between MID-AMERICA BANCORP, and its wholly owned subsidiary, BANK OF LOUISVILLE AND TRUST COMPANY, both Kentucky corporations with their principal places of business at 500 West Broadway, Louisville, Kentucky 40202 (hereinafter "Bancorp" and the "Bank" respectively); and WILLIAM
J. HORNIG, residing at 505 Charles Lane, Lombard, Illinois 60148 (hereinafter "Employee").

                             RECITALS
     Employee will begin his employment on or about April 1, 1995, and will assume substantial responsibilities as Executive Vice President of both Bancorp and the Bank. He is expected to act as an officer of the Bank as requested. Bancorp and its Board of Directors (hereinafter the "Board") recognize that the possibility exists of a Change in Control (as hereinafter defined), and that the occurrence of a Change in Control could result in an alteration of the terms and conditions of Employee's employment, or otherwise create uncertainty and concern as to his employment status. The Board has determined that it is in Bancorp's best interest to maintain stability and continuity of management both at Bancorp and the Bank. In this context, Bancorp particularly wishes to retain the services of Employee and to ensure his continued dedication and efforts on behalf of Bancorp and the Bank in the event of a Change in Control, and eliminate undue concern for his personal employment and financial security. For this reason, Bancorp desires to provide Employee with certain benefits and protections in his employment, particularly in the event of a Change in Control.

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1.   TERM OF AGREEMENT.

     This Agreement shall commence and be effective as of April 1, 1995, and shall continue in effect through and including December 31, 1996. Commencing on December 31, 1996, and on each December 31 thereafter (hereinafter the "Anniversary Date"), the term of this Agreement shall be automatically extended for a period of one (1) year, and shall continue in effect from year-to-year unless (i) not less than ninety (90) days prior to an Anniversary Date, by written notice to Employee, Bancorp elects not to extend, or (ii) otherwise terminated or extended as hereinafter provided.

     2 .  EMPLOYMENT OF EMPLOYEES

     A.   Effective Date.     Effective April 1, 1995, Bancorp
hereby agrees to employ Employee, and Employee accepts such employment as Executive Vice President, with such duties as are presently consistent with such title and office, and such different or additional duties as may be assigned to Employee from time to time by the Board including, without limitation, acting as an officer of the Bank if elected by the Board of Directors of the Bank; provided, however, that any additional duties assigned to Employee shall be consistent with Employee's status, title, position and responsibilities as in effect at the time of execution of this Agreement.

     B. Employee's Obligations. Employee agrees to devote his full and exclusive time, attention and energies to the business of Bancorp and as part of such duties shall serve in such capacities for Bancorp and the Bank as may be required of him during his employment pursuant to this Agreement. He shall not engage in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except that Employee shall be entitled to engage in civic and eleemosynary activities or in passive investment activities so long as such activities do not compete or interfere with his employment hereunder.

     C. Compensation. As compensation for his services hereunder, Employee shall receive from Bancorp, the Bank or a combination thereof, an aggregate annual salary of One Hundred Fifteen Thousand Dollars ($115,OOO), payable in twenty-six (26) pay periods (hereinafter, as adjusted from time to time as herein provided, the "Base Salary"). Employee's Base Salary shall be reviewed annually for increases consistent with Bancorp's and the Bank's executive compensation policies and Employee's duties and contributions to Bancorp and the Bank. Notwithstanding anything herein to the contrary, to the extent to which he shall qualify, Employee shall be entitled to participate in any employee benefit programs which may from time to time be in effect for Bancorp or the Bank.

     D.   Cessation of Obligations.     The obligations of
Bancorp and Employee hereunder shall continue throughout the initial or any subsequent term of this Agreement, unless this Agreement is terminated as provided herein.

     3.   CHANGE IN CONTROL.

     A.   Definition.    As used in this Agreement, a Change in
Control of Bancorp shall be deemed to have occurred if, and only if (i) Bertram W. Klein (hereinafter "Klein"), the current Chief Executive Officer of Bancorp and the Bank, ceases for any reason to hold the office of Chief Executive Officer of Bancorp; (ii) Klein and/or members of his immediate family (including only Klein and his spouse, children, parents, or any trusts established for the benefit of any of them) cease to hold ten percent (10%) or more of all outstanding voting shares of Bancorp.

     B.   Effect of a Change in Control.     In the event of a
Change in Control, if Bancorp's legal existence is terminated (i.e. is dissolved), the Bank hereby assumes and becomes severally obligated for the obligations of this Agreement to Employee. If Bancorp's legal existence is continued through merger or other combination with or consolidation into any new or existing entity, the Bank hereby assumes and becomes jointly and severally liable with such successor entity to Employee for all the obligations of Bancorp hereunder. Upon a Change in Control, the term of this Agreement shall be immediately and automatically extended for a period of five (5) years from the effective date of such Change in Control (hereinafter the "Five Year Term"). At the end of the Five Year Term, and upon each subsequent anniversary date of the Change in Control, this Agreement shall be automatically extended for an additional one-year period as provided in Paragraph 1 above, unless (i) Bancorp chooses not to extend or (ii) this Agreement is otherwise terminated in accordance with the provisions contained herein.

     During the Five Year Term, Employee shall be retained in Bank's employ (and in Bancorp's employ unless Bancorp is dissolved after the Change in Control), and be provided with compensation and benefits at least equal in the aggregate to that received by Employee from Bancorp and the Bank immediately prior to the effective date of the Change in Control, unless this Agreement is otherwise terminated by Bancorp for Cause, or by reason of the Death or Disability of Employee; provided, however, Employee shall continue to fulfill his obligations pursuant to paragraph 2B of this Agreement.

     For a period of two (2) years following the effective date of a Change in Control, Employee may terminate this Agreement at any time by providing written notice of such voluntary termination to Bancorp or to the Bank at least ninety (90) days prior to the effective date of such voluntary termination, and, in such event (i) all obligations of Bancorp and the Bank under this Agreement shall immediately cease as of the effective date of such voluntary termination; and (ii) Employee shall only be entitled to receive payment of salary and benefits accrued as of the effective date of such voluntary termination.

     Should Employee continue in the employ of the Bank or Bancorp for a period of at least two (2) years following the effective date of a Change in Control, Employee may thereafter terminate this Agreement by providing written notice of such voluntary termination to Bancorp or the Bank at least ninety (90) days prior to the effective date of such voluntary termination and, in such event, Bancorp shall pay to the Employee (i) upon the effective date of termination or at the next regular pay period thereafter all salary and other benefits accrued and unpaid as of the effective date of Employee's voluntary termination; and (ii) thereafter, on a monthly basis, an amount equal to one-twelfth (1/12) of Employee's then current Base Salary from Bancorp and the Bank, such payments to continue for the lesser of (a) three (3) years from the effective date of Employee's voluntary termination; or (b) the greater of one year or the remainder of the Five Year Term.

     4.   CHANGE IN CONTROL AND DIMINUTION IN DUTIES.

     A.   Definition.    As used in this Agreement, a Diminution
in Duties shall mean any of the following events, occurring in conjunction with or following a Change in Control:

          (i) a change in Employee's status, position or responsibilities with Bancorp (unless Bancorp's separate existence ceases as a result of the Change in Control) or the Bank (including without being limited to a material change in the number or positions of those employees or officers to whom Employee reports and who report to Employee) which, in Employee's reasonable judgement, represents a significant and adverse change in Employee's status, position or responsibilities as in effect immediately prior to the effective date of a Change in Control, or at any time thereafter;

          (ii) the assignment to Employee of any duties or responsibilities which, in Employee's reasonable judgement, are inconsistent with Employee's status, position or responsibilities as in effect immediately prior to the effective date of the Change in Control or at any time thereafter;

          (iii) any removal of Employee from, or failure to reappoint or reelect Employee to any of his positions with the Bank, unless such positions have been abolished as a result of a reorganization of the Bank (such as a merger or consolidation) resulting from the Change in Control, except in connection with the termination of this Agreement (a) by Bancorp or the Bank for Cause, (b) as a result of Employee's Death or Disability, or (c) by Employee, other than as a result of a Diminution in Duties as described hereunder. If Employee's position with the Bank has been abolished as herein provided, the appointment of Employee to such positions as have responsibilities, duties, and status within the successor organization equal to or greater than (in Employee's reasonable judgment) those of the office or position abolished will be deemed to be reelection or reappointment as required herein.

          (iv)      a reduction in Employee's aggregate Base
Salary or any failure to pay Employee within thirty (30) days of the date due any compensation or benefits to which he is entitled;

          (v) the failure by Bancorp or the Bank to (a) continue in effect (without reduction in benefit levels or reward opportunities) any material compensation or benefit plan in which Employee was participating through Bancorp or the Bank immediately prior to the effective date of a Change in Control, unless a substitute or replacement has been implemented which provides substantially identical or greater compensation or benefits to Employee, in Employee's reasonable judgment; or (b) provide Employee with compensation and benefits equal or superior in value to that received in the aggregate from Bancorp and the Bank under each other compensation or employee benefit plan, program and practices in effect immediately prior to a Change in Control or at any time thereafter.

     B. Effect of a Diminution in Duties. Should the Employee suffer a Diminution in Duties in conjunction with or following a Change in Control Employee may at any time thereafter, upon written notice to Bancorp or the Bank at least ninety (90) days prior to the effective date, voluntarily terminate this Agreement and his employment with Bancorp and the Bank. Upon receipt of such notice of voluntary termination, Bancorp may, in its sole discretion, waive the ninety (90) day notice requirement for Employee's voluntary termination and consider such voluntary termination effective immediately upon Bancorp or the Bank's receipt of Employee's written notice. Under either of such circumstances, Bancorp shall pay to the Employee (i) upon the effective date of termination, or at the next regular pay period thereafter, the aggregate salary and other benefits accrued from Bancorp and the Bank through the effective date of Employee's voluntary termination; and (ii) thereafter on a monthly basis, an amount equal to one twelfth (1/12) of Employee's then-current aggregate Base Salary from Bancorp and the Bank, such payments to continue for the lesser of (a) three (3) years from the effective date of Employee's voluntary termination or (b) the greater of one year or the remainder of the Five Year Term.

     5.   TERMINATION OF AGREEMENT.

     A.   By Employee.   Employee may terminate this Agreement
and his employment with Bancorp and the Bank at any time, by providing written notice of his voluntary termination to Bancorp at least ninety (90) days prior to the effective date of such voluntary termination. In such an event, other than in connection with a Change in Control or Diminution in Duties (i) all obligations of Bancorp and the Bank under this Agreement shall immediately cease, as of the effective date of the voluntary termination and (ii) Employee shall be entitled to receive only payment of the aggregate salary and benefits accrued from Bancorp and the Bank through the effective date of such voluntary termination.

     B. By Bancorp or the Bank. Bancorp may terminate this Agreement and, at its option, Employee's employment (i) immediately and at any time for Cause, as that term is hereinafter defined, in which event all obligations of Bancorp and the Bank under this Agreement shall cease immediately as of the effective date of the termination, and Employee shall be entitled to receive payment of only the aggregate salary and benefits accrued from Bancorp and the Bank through the effective date of the termination; or (ii) at any time prior to a Change in Control, without cause and upon written notice to Employee, such termination, at Bancorp's option, being effective immediately or at some future date not to exceed ninety (90) days following date of the notice of termination, in which event Bancorp shall itself, or cause the Bank to, pay to Employee all salary and benefits accrued from Bancorp or the Bank through the effective date of the termination. In addition, Employee shall also be entitled to receive a lump-sum payment in an amount equal to Employee's then-current aggregate Base Salary from Bancorp and the Bank (exclusive of any stock options, profit sharing, bonuses or other benefits). An election by Bancorp not to renew or extend Employee's employment as provided in Section 1 hereof, other than for Cause, shall be deemed a termination of this Agreement by Bancorp without Cause and shall give rise to rights to Employee under this Subparagraph 5B.

     As used in this Agreement, "Cause" for termination shall be limited to the following: (i) Employee's conviction of a felony;
(ii) the issuance by any state or federal bank regulatory agency of a request or demand for removal of Employee from employment with Bancorp or the Bank or from any office which Employee then holds with Bancorp or the Bank; (iii) Employee's material breach of Paragraph 2B of this Agreement; (iv) Employee's gross negligence in the performance of his duties hereunder; or (v) failure of Employee to substantially perform his duties hereunder (other than failure resulting from Employee's disability) after demand for substantial performance is delivered to Employee by Bancorp or the Bank, identifying specifically the manner in which Employee has not substantially performed his duties, and a 7 day period to cure has elapsed without substantial improvement in performance to the reasonable standards set by Bancorp or the Bank, respectively.

     C. By Death or Disability. Notwithstanding anything herein to the contrary, this Agreement shall terminate if (i) Employee dies during the term of this Agreement or (ii) Bancorp terminates this Agreement after Employee shall be absent from his employment with Bancorp or the Bank for a continuous period of more than six (6) months by reason of incapacity or illness which Employee's physician determines has resulted in Employee's permanent disability. In either of such events, all obligations of Bancorp and the Bank hereunder shall cease upon such termination except that from and after Employee's death or date of termination as aforesaid Bancorp shall pay, or cause the Bank to pay, on a monthly basis for a period of 6 months, an amount equal to one-twelfth (1/12) of Employee's then-current aggregate Base Salary from Bancorp and the Bank, such amount to be paid to Employee if he be then living; if not, then to his surviving wife or his heirs or personal representatives.

     6.        SUCCESSORS AND ASSIGNS.

     The rights and obligations of Bancorp and the Bank under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns, but the rights of Employee hereunder are personal to him and may not be assigned and shall not inure to the benefit of his heirs, personal representatives or assigns, except as specifically provided for herein.

     Bancorp will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Bancorp or the Bank, expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that Bancorp would have been required to perform if no such succession had taken

     7.   CONFIDENTIALITY.

     Employee agrees not to divulge to anyone, either during or after the termination of his employment hereunder, any information acquired by him by virtue of his employment with Bancorp or the Bank. Upon the termination of his employment, Employee agrees to immediately deliver to Bancorp all books, papers documents and other materials or property of any nature belonging to Bancorp or the Bank, including but not limited to originals and all copies of any graphic or recorded materials of any kind, whether handwritten, typewritten, printed, electronically stored or recorded in any manner.

     8.   ATTORNEYS'  FEES AFTER CHANGE IN CONTROL.

     Bancorp agrees to pay to Employee in full and as they are incurred all legal fees and court costs incurred by Employee as a result of any litigation arising after a Change of Control and from or in connection with this Agreement or the enforcement of any rights or obligations created by this Agreement, whether such litigation is initiated by Employee or Bancorp or the Bank and regardless of the outcome of such litigation; provided, however that Bancorp will be under no obligation to pay to Employee any attorneys' fees or other expenses incurred in connection with litigation initiated by Employee which is subsequently determined by the Court in which such litigation is initiated, to have been frivolous or filed in bad faith.

     9.   NOTICE.

     Any notice required or permitted to be given under this Agreement shall be in writing and shall be given or made by certified or registered mail, postage pre-paid, or by hand delivery, via courier or otherwise, as follows, or to such other person or address as shall be hereafter designated by notice given in accordance with this section:

     If to Bancorp or         Mid-America Bancorp or Bank of Louisville
     Bank of Louisville:      and Trust Company
                              500 West Broadway
                              Louisville, Kentucky 40202
                              Attn.: Chief Executive Officer

     If to the Employee:      William J. Hornig
                              c/o Bank of Louisville and Trust Co.
                              500 West Broadway
                              Louisville, Kentucky 40202

          Any notice or other communication hereunder shall be deemed to have been duly given or made (i) if made by hand, when delivered or when attempted delivery shall be rejected; or (ii) if made by letter, upon deposit thereof in the mail, postage pre-paid, registered or certified, with return receipt requested. Notwithstanding the foregoing, any notice or other communication hereunder which is actually received by a party hereto shall be deemed to have been duly given or made to such party.

     10.  ENTIRE AGREEMENT: MODIFICATION.

     This Agreement contains the entire agreement of the parties.
It may not be changed, altered or modified in any manner except by subsequent written agreement signed by Employee, Bancorp and the Bank.

     11.  SEVERABILITY.

     The provisions of this Agreement shall be deemed entirely severable and the illegality, invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     12.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

MID-AMERICA BANCORP ("BANCORP")



By:
_______________________________
Title:
______________________________



BANK OF LOUISVILLE and TRUST
COMPANY ("THE BANK")

By:______________________________
Title:_____________________________



WILLIAM J. HORNIG

_________________________________